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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Select Medical Corporation of our reports dated February 16, 2001, except for paragraphs 8 and 2 of Note 7, which is dated March 28, 2001 and April 3, 2001, respectively, relating to the financial statements and financial statement schedules, which appears in this Form S-1.

/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
April 5, 2001